EXHIBIT 24

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (Nos. 33-37175, 33-44542 and 33-58613) of Santa Fe Energy Resources, Inc. of our report dated May 29, 1996 appearing on page 4 of the Annual Report of the Santa Fe Energy Resources Savings Investment Plan on Form 11-K for the year ended December 31, 1995.

Houston, Texas
May 29, 1996

                                     - 20 -